                                                                       EXHIBIT 4


                          CERTIFICATE OF DESIGNATION
                                      OF
                                   SERIES B
                                PREFERRED STOCK
                                      OF
                            RARE MEDIUM GROUP, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)


          RARE MEDIUM GROUP, INC., a Delaware corporation (the "Company"),
                                                                -------
hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by
                                                      ------------------
the provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 10,000,000
 ----------------------------
shares of Preferred Stock, par value $0.01 per share, of the Company authorized and unissued in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 1,500,000
 ---------------
shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

          Section 1.  Designation of Amount.  The 1,500,000 shares of Preferred
                      ---------------------
Stock shall be designated the "Series B Preferred Stock" (the "Series B
                                                               --------
Preferred Stock") and the authorized number of shares constituting such series
---------------
shall be 1,500,000.

           Section 2. Dividends.
                      ---------

          (a) The holders of the then outstanding shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends, accruing on a daily basis from the Original Issuance Date through and including the date on which such dividends are paid at the annual rate of (A) 7.50% from the Original Issuance Date through June 30, 2002 and (B) thereafter, 4.65% (in either case, the "Applicable Rate"), of the Liquidation Preference (as
                            ---------------
hereinafter defined) per share of the Series B Preferred Stock, payable in arrears on the last day of each of December, March, June and September, commencing on June 30, 1999; provided that: (i) the Applicable Rate shall be
                             --------
12.50% of the Liquidation Preference beginning on the Outside Date and continuing until the stockholders of the Company shall have approved the matters described in Section 7(a) hereof, (ii) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and
(iii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall be deemed to accrue on the Series B Preferred Stock from the Original Issuance Date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Business Day" means a day other than a Saturday, Sunday or day on which banking
 ------------
institutions in New York are authorized or required to remain closed. The term "Original Issuance Date" means, with respect to the Series B Preferred Stock,
 ----------------------
the first date of issuance, i.e., June 4, 1999, and, with respect to any Additional Securities (as hereinafter defined), the date upon which they are issued. The term "Outside Date" means October 2, 1999.
                   ------------

          (b) On any dividend payment date occurring on or prior to June 30, 2002, the Company shall pay a dividend on such Series B Preferred Stock through the issuance of additional shares of Series B Preferred Stock ("Additional
                                                                ----------
Securities").  On any dividend payment date occurring after June 30, 2002 and on
----------
or prior to June 30, 2004, the Company shall pay a dividend on such Series B Preferred Stock through the issuance of Additional Securities, provided that at the option of either the holders of a majority of the then outstanding shares of Series B Preferred Stock (the "Requisite Holders") or the Company, the Company
                               -----------------
shall pay the dividends in whole in cash. In the event the Company or the Requisite Holders, as the case may be, elect to have such dividends paid in cash, they shall provide the other party written notice of such election not less than ten days prior to the applicable dividend payment date. On any dividend payment date occurring after June 30, 2004, all dividends on such Series B Preferred Stock shall be paid in cash. Shares of Series B Preferred Stock issued in payment of dividends shall be valued at all times at $100 per share and each such share shall be issued with a detachable ten-year warrant (each a "Series 1-B Warrant") that entitles its holder to purchase from the
         ------------------
Company thirteen and one-half (13.5) shares of the Company's non-voting common stock, par value $0.01 par share (the "Non-Voting Common Stock"). The number of
                                       -----------------------
Additional Securities that are issued to the holders of the Series B Preferred Stock under this paragraph (b) will be the number obtained by dividing (i) the total dollar amount of cumulative dividends due and payable on the applicable dividend payment date by (ii) the Liquidation Preference, provided, that the
                                                          --------
Company shall not be required to issue fractional shares of Series B Preferred Stock, but in lieu thereof shall pay in cash the portion of any dividend payable in shares of Series B Preferred Stock that would otherwise require the issuance of a fractional share, provided further, that in any such case, the Company
                       -------- -------
shall issue to the holders fractional Series 1-B Warrants in an amount appropriate to reflect the fractional share of Series 1-B Preferred Stock.

          (c) Holders of shares of the Series B Preferred Stock shall be entitled to full cumulative dividends, as herein provided, on the Series B Preferred Stock and no additional amounts. Except as set forth in paragraph (f) below, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

          (d) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of Series B Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock ("Parity Stock"), all dividends
                                              ------------
declared upon shares of Series B Preferred Stock and upon all Parity Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series B Preferred Stock and such Parity Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series B Preferred Stock and such other shares of Parity Stock, bear to each other. Unless and until full cumulative dividends on the shares of Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series B Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof,
(i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Company's common stock, par value $0.01 per share (the "Common Stock"), the Non-Voting Common Stock or any other capital stock of the
 ------------
Company ranking junior to the Series B Preferred Stock as to dividends (together with the Common Stock and the Non-Voting Common Stock, "Junior Stock"), other
                                                        ------------
than in shares of, or warrants or rights to acquire, Junior Stock; and (ii) no shares of Junior Stock or Parity Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary of the Company (except by conversion into or exchange for shares of Junior Stock). For the purposes hereof, a "Subsidiary" shall mean any
                                           ----------
corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided.

          The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series B Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the Applicable Rate per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Company are legally available therefor, and if full dividends are not declared or paid (whether in cash or in Additional Securities), then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the Applicable Rate, for each quarterly period during which such dividends remain unpaid, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Preferred Stock.

          (e) The amount of any dividends per share of Series B Preferred Stock for any full quarterly period shall be computed by multiplying the Applicable Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

          (f) In the event any dividends are declared with respect to the Common Stock, the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether
                                      --------------------
in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such holder would have received had the Series B Preferred Stock been converted into Common Stock (on the basis of one share of Common Stock for each share of Non-Voting Common Stock into which the Series B Preferred Stock is then convertible) as of the date immediately prior to the record date of such dividend (whether or not the Series B Preferred Stock may be converted into Non-Voting Common Stock on such date), such Additional Dividends to be payable on the payment date of the dividend established by the Board of Directors (the "Additional Dividend Payment Date"). The record date for any
                --------------------------------
such Additional Dividends shall be the record date for the applicable dividend, and any such Additional Dividends shall be payable to the persons in whose name this Series B Preferred Stock is registered at the close of business on the applicable record date.

          Section 3. Liquidation Preference.  In the event of a liquidation,
                     ----------------------
dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $100 per share of Series B Preferred Stock (the "Liquidation Preference") plus the
                                            ----------------------
amount of any accrued and unpaid dividends as of such date, calculated pursuant to Section 2 hereinabove. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or the Non-Voting Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. If upon any such liquidation, dissolution or winding up of the Company the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series B Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata according to the number of then outstanding shares of Series B Preferred Stock held by each holder thereof. No event that constitutes a Change in Control (as defined in Section 5(b) below) shall be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 3 (unless in connection therewith the liquidation of the Company is specifically approved).

          Section 4. Mandatory Redemption.  (a)  On June 30, 2012 (the
                     --------------------
"Redemption Date"), the Company shall redeem for cash all shares of Series B
 ---------------
Preferred Stock that are then outstanding and any shares of Series B Preferred Stock then issuable in respect of accrued but unpaid dividends, in each case, at a redemption price per share equal to the Liquidation Preference thereof plus the amount of any accrued and unpaid dividends as of such date (the "Redemption
                                                                     ----------
Price").  Not more than sixty (60) nor less than thirty (30) days prior to the
-----
Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series B Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Redemption Date, the Redemption Price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Preferred Stock to be redeemed and that dividends on the shares of the Series B Preferred Stock cease to accrue on the Redemption Date. On or after the Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice. If, on the Redemption Date, funds in cash in an amount sufficient to pay the aggregate Redemption Price for all outstanding shares of Series B Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price upon surrender of their certificates therefor) shall terminate. If at the Redemption Date, the Company does not have sufficient funds legally available to redeem all the outstanding shares of Series B Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall purchase as many shares of Series B Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series B Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series B Preferred Stock.

          (b)(i)  Right to Require Redemption.  If the Series B Preferred Stock
                  ---------------------------
shall not have been automatically converted into Series A Preferred Stock on or prior to the Outside Date (such failure, a "Redemption Event") and upon the
                                            ----------------
delivery to the Company of a written request executed by the Requisite Holders, the Company shall be required to redeem all outstanding Series B Preferred Stock, on the date (the "Repurchase Date") that is 30 days after the date of the
                         ---------------
Company Notice (as defined below). The redemption price per share (the "Repurchase Price") shall be 110% of the Liquidation Preference thereof plus the
 ----------------                                                       ----
amount of any accrued and unpaid dividends thereon through the Repurchase Date.

     (ii) Notices; Method of Exercising Redemption Right, etc.

          (A) Not later than 15 days following the Outside Date, the Company shall mail to all holders of record of the Series B Preferred Stock a notice (the "Company Notice") stating that the Redemption Event has
                  --------------
     occurred and describing the redemption right set forth herein arising as a result thereof. Each Company Notice of a redemption right shall also set forth: (I) the Repurchase Date (assuming that the notice of the Requisite Holders is delivered in accordance with paragraph (B) below); (II) the date by which the redemption right must be exercised; (III) the Repurchase Price; (IV) a description of the procedure which a holder must follow to exercise a redemption right including a form of the irrevocable written notice referred to in Section 4(b)(ii)(B) hereof; and (V) the place or places where such shares of Series B Preferred Stock may be surrendered for repurchase.

No failure of the Company to give the foregoing notices or any defect therein shall limit any holder's right to exercise a redemption right or affect the validity of the proceedings for the redemption of Series B Preferred Stock.

          (B) To exercise a redemption right, the Requisite Holders must deliver to the Company on or before the Series B-to-A Conversion Date (as defined in Section 7) (i) irrevocable written notice of the Requisite Holders' exercise of such rights, which notice shall include a statement that an election to exercise the redemption right is being made thereby, and (ii) the certificates representing the Series B Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable. Subject to the provisions of Section 4(b)(ii)(D) below, Series B Preferred Stock surrendered for redemption together with such irrevocable written notice shall cease to be convertible from the date of delivery of such notice.

          (C) In the event a redemption right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash, to the holder of the Series B Preferred Stock being redeemed on the Repurchase Date. The source of such payment will be
     (i) first, from the Escrow Account established pursuant to the Amended and Restated Securities Purchase Agreement dated as of June 4, 1999 among the Company, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF IV/RRRR LLC (the "Agreement"), and (ii) thereafter, from the
                               ---------
     Company out of funds legally available therefor.

          (D) If any Series B Preferred Stock surrendered for redemption shall not be so redeemed on the Repurchase Date, such Series B Preferred Stock shall be convertible at any time from the Repurchase Date until redeemed and, until such shares are redeemed by the Company, continue to accrue dividends to the extent permitted by applicable law from the Repurchase Date at the same rate borne by such Series B Preferred Stock. The Company shall pay to the holder of such Series B Preferred Stock the additional amounts arising from this Section 4(b)(ii)(D) at the same time that it pays the Repurchase Price, and if applicable such Series B Preferred Stock shall remain convertible into Series A Preferred Stock or Non-Voting Common Stock until the Repurchase Price plus any additional amounts owing on such Series B Preferred Stock shall have been paid or duly provided for.

          (E) Any Series B Preferred Stock which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 4(b)(ii)(A)(V) and the Company shall execute and deliver to the holder of such Series B Preferred Stock without service charge, a new certificate or certificates representing the Series B Preferred Stock, of any authorized denomination as requested by such holder, in aggregate amount equal to and in exchange for the unredeemed portion of the Series B Preferred Stock so surrendered.

           Section 5. Optional Redemption.
                      -------------------

          (a) Change of Control.  In the event that any Change of Control (as
              -----------------
hereinafter defined) shall occur at any time while any shares of Series B Preferred Stock are outstanding, the Requisite Holders shall have the right to give notice that they are exercising a Change of Control election (a "Change of
                                                                      ---------
Control Election"), with respect to all or any number of such holders' shares of
----------------
Series B Preferred Stock, during the period (the "Exercise Period") beginning on
                                                  ---------------
the 20th day and ending on the 90th day after the date of such Change of Control. Upon any such election, the Company shall redeem for cash each of such holders' shares (including any shares then issuable in respect of accrued but unpaid dividends) for which such an election is made, to the extent permitted by applicable law, at the Redemption Price.

          (b) As used herein, "Change of Control" means the occurrence of any of
                               -----------------
the following events:

               (1) the acquisition by any individual, entity or group other than Apollo Management, L.P. or its affiliates (a "Person"), or any
                                                        ------
          Holder (as such term is defined in the Agreement), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of
                                                            ------------
          beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common
                                                   --------------------------
          Stock") or (ii) the combined voting power of the then outstanding
          -----
          securities of the Company entitled to vote generally in the election of directors (the "Outstanding
                                      -----------

          Company Voting Securities"); excluding, however, the following: (A)
          -------------------------
          any acquisition directly from the Company of Common Stock (excluding any acquisition resulting from an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition of Common Stock by the Company, (C) any acquisition of Common Stock by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition of Common Stock by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5(b);

               (2) a majority of the individuals who, as of the Original Issuance Date of the Series B Preferred Stock, constitute the members of the Board of Directors not elected by the holders of Series A Preferred Stock (the "Incumbent Board") cease for any reason to serve
                                ---------------
          on such Board of Directors; provided that any individual who becomes a director of the Company subsequent to such Original Issuance Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who
                                      ----------------
          was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board; or

               (3) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate
                      ---------------------
          Transaction pursuant to which (i) the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns 100% of the Outstanding Company Common Stock or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will continue to serve as members of the board of directors of the corporation resulting from such Corporate Transaction.

          (c) On or before the tenth (10th) day after a Change of Control, the Company shall mail to all holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) the Redemption Price per share of the Series B Preferred Stock applicable hereunder,
(iii) the determination of the Requisite Holders to exercise a Change of Control Election (or the date on which such a determination is scheduled to be made) and (iv) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Change of Control Election, if applicable, a holder of the Series B Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series B Preferred Stock with respect to which the Change of Control Election is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) business day after receipt of delivery of such written notice, the Company shall accept for payment all shares of Series B Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the exercise of the Change of Control Election and shall cause payment to be made in cash for such shares of Series B Preferred Stock. If at the time of any Change of Control, the Company does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Series B Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall offer in its written notice of such Change of Control to purchase as many shares of Series B Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, offer to purchase as many shares of Series B Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Series B Preferred Stock.

          (d) Status of Redeemed Shares.  Any shares of Series B Preferred Stock
              -------------------------
which shall at any time have been redeemed pursuant to Section 4 or 5 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

          Section  6. Consent Rights.  So long as any Series B Preferred Stock
                      --------------
remains outstanding, the Company shall not, without the written consent or affirmative vote of the Requisite Holders, at a meeting of the holders called for that purpose, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation, By-Laws of the Company or any provision thereof (including the adoption of a new provision thereof) which would adversely affect the voting power of the Series B Preferred Stock or any other rights or privileges of the holders of the Series B Preferred Stock hereunder.

           Section 7.  Conversion to Series A Preferred Stock.
                       --------------------------------------

          (a) The Company will, as soon as practicable, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving, among other things, the conversion of the Series B Preferred Stock into Series A Preferred Stock (the "Series B-to-A Conversion") and the creation of the Non-
                      ------------- ----------
Voting Common Stock. The Company shall use its best efforts to secure such approval on or prior to the Outside Date. Upon stockholder approval of the Series B-to-A Conversion, whenever obtained, each outstanding share of Series B Preferred Stock shall, without any action on the part of the holder thereof or the Company, be automatically converted into one fully-paid and non-assessable share of Series A Preferred Stock. Any accrued and unpaid dividends shall be credited and transferred so that a holder is in the same economic position following such conversion.

          (b) Promptly following any Series B-to-A Conversion, the holder of the Series B Preferred Stock shall (i) surrender the certificates or certificates evidencing the shares of Series B Preferred Stock, duly endorsed in a form reasonably satisfactory to the Company, at the office of the Company or of the transfer agent for the Series B Preferred Stock and (ii) state in writing the name or names in which the certificate or certificates for shares of Series A Preferred Stock are to be issued. As soon as practical following receipt of the foregoing, the Company shall deliver to such former holder of Series B Preferred Stock, a certificate or certificates in denominations acceptable to such holder representing the shares of Series A Preferred Stock. Such conversion shall be deemed to have been effected as of the close of business on the date on which the stockholders of the Company approve the Series B-to-A Conversion.

           Section 8. Conversion Rights.
                      -----------------

          (a) General. Subject to and upon compliance with the provisions of
              -------
this Section 8, the holders of the shares of Series B Preferred Stock shall be entitled, at their option, at any time prior to the date fixed for redemption of such shares to convert all or any such shares of Series B Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Non-Voting Common Stock. The number of shares of Non-Voting Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference of such Series B Preferred Stock (including shares issuable in respect of accrued but unpaid dividends), plus the amount of any accrued but
                                          ----
unpaid dividends as of the Conversion Date by (y) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this
Section 8); provided, however, if after the Outside Date any holder of Series B
            --------
Preferred Stock elects to convert such shares to Non-Voting Common Stock pursuant to this Section 8 and it is determined that the Company cannot issue Non-Voting Common Stock, the Company shall use its reasonable efforts to deliver to such holders securities, cash or other property that would provide such investors with the economic equivalent of a conversion of the Series B Preferred Stock into, and an immediate sale of, the Non-Voting Common Stock.

          (b) Conversion Price. The conversion price (the "Conversion Price")
              ----------------                             ----------------
shall initially be $7.00 per share of Non-Voting Common Stock, subject to adjustment from time to time in accordance with Section 8(d).

          (c) Fractions of Shares.  No fractional share of Non-Voting Common
              -------------------
Stock shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Non-Voting Common Stock to be issued and which shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Non-Voting Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value (as hereinafter defined) of one share of Non-Voting Common Stock on the Conversion Date (as hereinafter defined).

          (d) Adjustments to Conversion Price.  In order to prevent dilution of
              --------------------------------
the conversion rights granted hereunder, the number of shares of Non-Voting Common Stock issuable upon conversion and the Conversion Price shall each be adjusted from time to time in the same manner as the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the "Conversion Price" as set forth in the Certificate of Designation of Series A Preferred Stock are adjusted pursuant to the Series A Certificate of Designation.

          (e) Exercise of Conversion Privilege.  In order to exercise the
              --------------------------------
conversion privilege, the holder of any share of Series B Preferred Stock shall surrender such Series B Preferred Stock, duly endorsed or assigned to the Company in blank, at any office or agency of the Company maintained for such purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such Series B Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted.

          Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of
                                                            ---------------
surrender of such shares of Series B Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares of Series B Preferred Stock as holder shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series B Preferred Stock a certificate or certificates for the number of full shares of Non-Voting Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8(c).

          In the case of any Series B Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new share of Series B Preferred Stock of authorized denomination in aggregate principal amount equal to the unconverted portion of the principal amount of such share of Series B Preferred Stock.

          (f)  Notice of Adjustment of Conversion Price. Whenever the Conversion
               ----------------------------------------
Price is adjusted as herein provided:

               (i) the Company shall compute the adjusted Conversion Price in accordance with Section 8(d) and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or conversion of shares of Series B Preferred Stock; and

               (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders at their last addresses as they shall appear in the stock register.

          (g)  Notice of Certain Corporate Action.
               ----------------------------------

               In case:

               (a) the Company shall take an action or an event shall occur, that would require a Conversion Price adjustment pursuant to Section 8(d); or

               (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class;

               (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 8(g).

          (h) Company to Reserve Common Stock.
              -------------------------------

          The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Non-Voting Common Stock or out of the Non-Voting Common Stock held in treasury, for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Non-Voting Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock.

          Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Non-Voting Common Stock deliverable upon conversion of the Series B Preferred Stock, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Non-Voting Common Stock at such adjusted conversion price.

          (i)  Taxes on Conversions.
               --------------------

          The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Non-Voting Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Non-Voting Common Stock in a name other than that of the holder of the share(s) of Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          (j)  Cancellation of Converted Series B Preferred Stock.
               --------------------------------------------------

          All Series B Preferred Stock delivered for conversion shall be delivered to the Company to be canceled.

          (k)  Certain Definitions.
               -------------------

          As used in this Section 8, the following terms shall have the following respective meanings:

          "Appraisal Procedure" if applicable, shall mean the following
           -------------------
procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). So long as Apollo Investment Fund IV, L.P. or any of its affiliates (the "Apollo Stockholders")
                                                        -------------------
beneficially own sufficient shares of Series B Preferred Stock to constitute the Requisite Holders, the valuation amount shall be determined in good faith jointly by the Board of Directors and the Requisite Holders; provided, however,
                                                             --------  -------
that if such parties are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days), the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Requisite Holders. If the Board of Directors and the Requisite Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction).
The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of

Directors and the Requisite Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Requisite Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Requisite Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates. If the Apollo Stockholders no longer constitute the Requisite Holders, the valuation amount shall be determined in good faith by the Board of Directors.

          "Fair Market Value" means, as to any security, the Twenty Day Average
           -----------------
of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of any class or series of Common Stock, a sale of all of the issued and outstanding Common Stock will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such
                      --------  -------
assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further, however, that fair market
                                    --------  -------  -------
value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists.) "Fair Market Value" means with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

          "Twenty Day Average" means, with respect to any prices and in
           ------------------
connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

          Section 9.  Preemptive Rights.  Holders of shares of Series B
                      -----------------
Preferred Stock will have the right to purchase their pro rata portions of any future private placements by the Company of equity or equity-linked securities, other than (i) securities issued pursuant to the exercise of options or warrants currently outstanding, options awarded to employees or directors of the Company after the date hereof pursuant to currently existing employee incentive plans, and options hereinafter issued under new employee incentive plans approved by the Board of Directors and by the Apollo Stockholders and (ii) securities issued as consideration in acquisitions by the Company.

          Section 10. Limitations.  In addition to any other rights provided by
                      -----------
applicable law, so long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the Requisite Holders, at a vote of the holders of Series B Preferred Stock, voting separately as a class,

               (a) create, authorize or issue any class, series or shares of Preferred Stock (other than Additional Securities issued pursuant to
          Section 2(b) hereof and Series B Preferred Stock issued as dividends) or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation (i) prior to the Series B Preferred Stock, or (ii) on a parity with the Series B Preferred Stock, or (iii) junior to the Series B Preferred Stock, if such junior securities may be redeemed, in any circumstance, on or prior to the Redemption Date; or

               (b) change the preferences, rights or powers with respect to the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely.

          Section  11. Dividend Received Deduction.  For federal income tax
                       ---------------------------
purposes, the Company shall report distributions on the Series B Preferred Stock as dividends, to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes).

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by __________________, its _________, and attested by ________________, its Secretary, this ____ day of __________, 1999.



                                    By:_________________________________
                                         Name:
                                         Title:

Attested:


By:_________________________
     Secretary

                                     -18-